Magnum Hunter Resources, Inc.
600 E. Las Colinas Blvd., Suite 1100, Irving, TX 75039
Phone (972) 401-0752 Fax (972) 401-3110
Internet Address: [website omitted]

FOR IMMEDIATE RELEASE
NEWS

New York Stock Exchange
*   Common    -  MHR
American Stock Exchange
*   Warrants   -  MHR/WS/A

MAGNUM HUNTER ANNOUNCES YEAR-END 2004
PROVED RESERVES OF 1.01 TCFE, A 20% INCREASE OVER PREVIOUS YEAR

REPLACEMENT OF 309% OF 2004 PRODUCTION

YEAR-OVER-YEAR PRODUCTION UP 10%

Irving, Texas, February 16, 2005, Magnum Hunter Resources, Inc. (NYSE: MHR) disclosed today its total proved reserves at December 31, 2004, as fully engineered by the Company’s independent petroleum consultants, DeGolyer and MacNaughton and Cawley Gillespie & Associates, Inc. On a gas equivalent basis, total proved reserves were 1.01 trillion cubic feet equivalent (“Tcfe”), comprised of 610.1 billion cubic feet (“Bcf”) of natural gas (61% of the total) and 66.1 million barrels (“MBbl’s”) of crude oil and natural gas liquids (39% of the total). Approximately 730.7 Bcfe (73% of the total) of the Company’s year-end 2004 total proved reserves were classified as proved developed, with approximately 275.9 Bcfe (27% of the total) classified as proved undeveloped.

The Company’s 2004 year-end total proved reserves of 1.01 Tcfe represents a 20% increase over the 838.4 Bcfe of total proved reserves reported by Magnum Hunter at December 31, 2003. The Company successfully added approximately 248.6 Bcfe of total proved reserves during 2004 from all sources, which replaced 309% of the approximately 80.4 Bcfe in production.

Magnum Hunter’s calendar year 2004 production estimate of 80.4 Bcfe (70% natural gas) represents a 10% increase over the Company’s 2003 production of 73.1 Bcfe (68% natural gas). The Company’s reserves life index at year-end 2004 increased by one year to 12.5 years from 11.5 years at year-end 2003.

Full-Year 2004 Finding and Development Costs

The unaudited all sources finding and development cost for total proved reserves added by the Company during fiscal 2004, based upon total capital expenditures of approximately $523.2 million, was $2.11 per Mcfe.

Before-Tax PV-10% Calculation

Magnum Hunter’s total proved reserves of 1,006.6 Bcfe at December 31, 2004 had a net present value (discounted at 10%) before federal income taxes, of approximately $2.0 billion. The unescalated year-end 2004 commodity prices used for calculating this present value were $6.19 per MMbtu for natural gas and $43.46 per Bbl for crude oil, before adjustments for pertinent pricing differentials.

2004 Drilling Results

Magnum Hunter participated in the drilling of 175 new wells during the twelve months ended December 31, 2004, of which 139 were classified as development and 36 were deemed exploratory. Of these 175 new wells drilled during fiscal-year 2004, 167 (137 development and 30 exploratory) were deemed successful and 8 (2 developmental and 6 exploratory) were plugged and abandoned, which provided for an overall success rate of 95% (99% developmental success and 83% exploratory success). Since entering the Gulf of Mexico in 1999, Magnum Hunter has successfully completed 109 wells out of 132 new wells attempted, for an overall success rate of 83%.

Recent Announcement To Be Acquired by Cimarex Energy

On January 26, 2005, Magnum Hunter and Cimarex Energy, Inc. (NYSE:XEC) announced that their respective boards of directors had approved an agreement and plan of merger that provides for the acquisition of Magnum Hunter by Cimarex. Closing is anticipated before the end of the second quarter in 2005, subject to customary regulatory approvals.

Under the terms of the proposed agreement, Magnum Hunter shareholders will receive 0.415 shares of Cimarex common stock for each share of Magnum Hunter common stock that they own. The merger is expected to be non-taxable to the shareholders of both companies. In addition to the merger consideration and prior to closing, Magnum Hunter intends to distribute its ownership interest in TEL Offshore Trust (NasdaqSC: TELOZ) to its common stockholders as a special dividend.

As a result of the merger transaction and based on the 87.1 million Magnum Hunter common shares currently outstanding, Cimarex expects to issue approximately 36.1 million common shares to Magnum Hunter’s common stockholders. On that basis, it is anticipated that after closing, the combined company would have approximately 78 million basic shares outstanding. Cimarex shareholders would own 53.6 percent and Magnum Hunter shareholders will own 46.4 percent of the combined entity.

Management Comments

Commenting on Magnum Hunter’s reserve numbers and production growth for 2004, Mr. Gary C. Evans, President and Chief Executive Officer, stated, “Our Company was again successful at ‘bucking the trend’ throughout our industry by growing its proved reserves over 20% to an important milestone of just over one trillion cubic feet equivalent. We were able to replace over 300% of our production and grew daily oil and gas production by 10% in 2004. More important though, is how this success should continue to augment the growth profile of the new combined corporate structure of Cimarex Energy and Magnum Hunter when the merger of our two companies is completed this year.”

About Magnum Hunter Resources, Inc.

Magnum Hunter Resources, Inc., located in Irving, TX, is an independent oil and gas exploration and production company engaged in three principal activities: (1) the exploration, development and production of crude oil, condensate and natural gas; (2) the gathering, transmission and marketing of natural gas; and (3) the managing and operating of producing oil and natural gas properties for interest owners. Its operations are concentrated in the Permian Basin of West Texas and New Mexico, the Gulf of Mexico and in the Mid-Continent and Gulf Coast areas of the U.S.

About Cimarex Energy

Cimarex Energy Co., headquartered in Denver, CO, is an independent oil and gas exploration and production company with operations focused in the Mid-Continent and Gulf Coast areas of the U.S. Its principal operations offices are located in Tulsa, New Orleans and Houston.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Cimarex Energy Co. and Magnum Hunter Resources, Inc. current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions include 1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the acquisition; 2) the possibility that problems may arise in successfully integrating the businesses of the two companies; 3) the possibility that the acquisition may involve unexpected costs; 4) the possibility that the combined company may be unable to achieve cost-cutting synergies; 5) the possibility that the businesses may suffer as a result of uncertainty surrounding the acquisition; 6) the possibility that the industry may be subject to future regulatory or legislative actions; 7) the volatility in commodity prices for oil and gas; 8) the presence or recoverability of estimated reserves; 9) the ability to replace reserves; 10) environmental risks; 11) drilling and operating risks; 12) exploration and development risks; 13) competition; 14) the ability of management to execute its plans to meet its goals and other risks that are described in SEC reports filed by Cimarex and Magnum Hunter. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Cimarex and Magnum Hunter. Cimarex and Magnum Hunter assume no obligation and expressly disclaim any duty to update the information contained herein except as required by law.

Additional Information About the Acquisition and Where to Find It:

In connection with the proposed acquisition, Cimarex and Magnum Hunter will file relevant materials with the SEC, including one or more registration statement(s) that contain a prospectus and a joint proxy statement. Investors and security holders of Cimarex and Magnum Hunter are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Cimarex, Magnum Hunter and the merger. Investors and security holders may obtain these documents (and any other documents filed by Cimarex and Magnum Hunter with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge (i) at www.cimarex.com or www.magnumhunter.com or (ii) by directing a request to Mary Kay Rohrer, Assistant Corporate Secretary, Cimarex Energy Co., phone: 303-295-3995, fax: 303-295-3494; or Morgan F. Johnston, Corporate Secretary, Magnum Hunter Resources, Inc., phone: 972-401-0752, fax: 972-443-6487. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.

Participants in the Solicitation:

Cimarex, Magnum Hunter and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Cimarex and Magnum Hunter in favor of the merger. Information about the executive officers and directors of Cimarex and their ownership of Cimarex common stock is set forth in the proxy statement for its 2004 Annual Meeting of Stockholders, which was filed with the SEC in April 2004. Information about the executive officers and directors of Magnum Hunter and their ownership of Magnum Hunter common stock is set forth in the proxy statement for their 2004 Annual Meeting of Stockholders, which was filed with the SEC in August 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Cimarex, Magnum Hunter and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus when it becomes available.

FOR FURTHER INFORMATION CONTACT

Magnum Hunter Resources, Inc. contact:
Howard Tate, Vice President of Capital Markets
972-401-0752
www.magnumhunter.com

Cimarex Energy Co. contact:
Paul Korus, Vice President & CFO
303-295-3995
www.cimarex.com